Exhibit 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21900, 33-34205 and
33-59275, and 33-54817) of Chris-Craft Industries, Inc. of our report dated February 14, 1996 which appears on page 15 of the 1995 Annual Report to Shareholders of Chris-Craft Industries, Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December
31, 1995 and our report dated February 14, 1996 on the financial statements of United Paramount Network appearing in this Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

New York, New York
March 29, 1996